EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-138316) of Kyocera Corporation and Form S-8 (No. 333-103611) of AVX Corporation of our report dated August 11, 2006 relating to the December 31, 2004 Statement of Net Assets Available for Benefits of AFGWU Local 1028 401(k) Retirement Plan for Employees of AVX Corporation in Raleigh, North Carolina, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia

January 19, 2007